Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Sterling Financial Corporation of our reports dated March 15, 2007, with respect to the consolidated financial statements of Sterling Financial Corporation, Sterling Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sterling Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006:
(1)	Registration Statement (Form S-3/A No. 33-55131) pertaining to the Sterling Financial Corporation Dividend Reinvestment and Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-28101) pertaining to the 1997 Directors Stock Compensation Plan and Policy;

(3)	Registration Statement (Form S-8 No. 333-103069), pertaining to the Sterling Financial Corporation 1996 Stock Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-126258), pertaining to the Sterling Financial Corporation 2005 Directors Stock Compensation Plan and Policy; and

(5)	Registration Statement (Form S-8 No. 333-138382), pertaining to the Sterling Financial Corporation 2006 Equity Compensation Plan

Philadelphia, Pennsylvania
March 15, 2007